                                                                   EXHIBIT 23.3


                       Consent of Independent Auditors



We consent to the reference to our firm under the captions "Experts", "Summary Selected Financial Information", and "Selected Financial Information" and to the use of our reports indicated below in this Amendment to registration statement on Form S-4 of EOP Operating Limited Partnership.





                                                                   DATE OF AUDITORS'
             FINANCIAL STATEMENTS                                        REPORT
-----------------------------------------------------------------------------------------
Consolidated financial statements and financial statement            February 23, 1998,
schedule III, Real Estate and Accumulated Depreciation of          except for Note 25, as
EOP Operating Limited Partnership as of December 31, 1997       to which the date is March
and for the period from July 11, 1997 to December 31, 1997,         18, 1998
and the combined financial statements of the Equity Office
Predecessors as of December 31, 1996 and for the period
from January 1, 1997 to July 10, 1997 and for the years ended
December 31, 1996 and 1995

Statement of Revenue and Certain Expenses of 177 Broad                 March 28, 1997
Street for the year ended December 31, 1996

Statement of Revenue and Certain Expenses of Preston                   April 16, 1997
Commons for the year ended December 31, 1996

Statement of Revenue and Certain Expenses of Oakbrook                  May 30, 1997
Terrace Tower for the year ended December 31, 1996

Statement of Revenue and Certain Expenses of One Maritime              June 6, 1997
Plaza for the year ended December 31, 1996

Statement of Revenue and Certain Expenses of 201 Mission               April 30, 1997
Street for the year ended December 31, 1996

Statement of Revenue and Certain Expenses of 30 N. LaSalle             June 13, 1997
for the year ended December 31, 1996

Combined Statement of Revenue and Certain Expenses of the            September 3, 1997
Columbus America Properties for the year ended December
31, 1996



                                                               DATE OF AUDITORS'
             FINANCIAL STATEMENTS                                    REPORT
--------------------------------------------------------------------------------

Combined Statement of Revenue and Certain Expenses of the    September 3, 1997
Prudential Properties for the year ended December 31, 1996

Combined Statement of Revenue and Certain Expenses of       September 24, 1997
550 South Hope Street for the year ended March 31, 1997

Combined Statement of Revenue and Certain Expenses of the    September 9, 1997
Acorn Properties for the year ended December 31, 1996

Combined Statement of Revenue and Certain Expenses of 10     September 5, 1997
& 30 South Wacker Drive for the year ended December 31,
1996

Statement of Revenue and Certain Expenses of One Lafayette   September 5, 1997
Centre for the year ended December 31, 1996

Combined Statement of Revenue and Certain Expenses of the     January 22, 1997
PPM Properties for the year ended December 31, 1996

Combined Statement of Revenue and Certain Expenses of the    September 26, 1997
Wright Runstad Properties for the year ended September 30,
1996






                                                        /s/ Ernst & Young LLP
                                                        ERNST & YOUNG LLP



Chicago, Illinois
April 29, 1998